FORM 10-Q

Exhibit 2.1(i)

         AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT

          AMENDMENT dated as of August 26, 1996 (this
"Amendment") of a Receivables Purchase Agreement dated as of August 11, 1992, as amended from time to time (the "Receivables Purchase Agreement"), between CONE MILLS CORPORATION (the "Seller") and DELAWARE FUNDING CORPORATION (the "Buyer"). Terms defined in the Receivables Purchase Agreement and not otherwise defined herein have the same meaning when used herein.

                         WITNESSETH:

          WHEREAS, the Seller and the Buyer are parties to the Receivables Purchase Agreement; and

          WHEREAS, the Seller and the Buyer desire to amend the definition of "Concentration Factor" in the Receivables
Purchase Agreement with respect to Levi Strauss & Co;

          NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:

          ARTICLE I.     Amendment to the Receivables
                         Purchase Agreement.

          Subject to the satisfaction of the conditions precedent specified in Article IV hereof, the Receivables
Purchase Agreement and the exhibits thereto shall be amended as follows:

            Clause (iii) of the definition of "Concentration
Factor" in Section 1.01 of the Receivables Purchase Agreement is hereby amended in its entirety to read as follows:

          (iii) (A) for Levi Strauss & Co. and its subsidiaries, in the aggregate, 17% of an amount equal to the Outstanding Balances of all Eligible Receivables and
     (B) for VF Corporation and its subsidiaries, in the aggregate, 7% of an amount equal to the Outstanding Balances of all Eligible Receivables;

          ARTICLE II.    Representations.

          The Seller hereby represents and warrants that, after giving effect to this Amendment:

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FORM 10-Q

Exhibit 2.1(i)   (continued)


          the representations and warranties set forth in
Section 5.01 of the Receivables Purchase Agreement are true on the date hereof as if made on and as of the date hereof except as such representations and warranties specifically relate to an earlier date and as if each reference to the "Receivables Purchase Agreement" in said Section 5.01 was deemed to be a reference to the Receivables Purchase Agreement as amended by this Amendment; and

          (a) there shall exist no Termination Event or Potential Termination Event under the Receivables Purchase
Agreement.

          ARTICLE III.   Status of the Receivables Purchase
                         Agreement.

          Except as otherwise expressly provided herein, all terms and conditions of the Receivables Purchase Agreement are ratified and shall remain unchanged and continue in full force and effect. Each reference in the Receivables Purchase Agreement to such Agreement or any exhibit thereto shall mean and be a reference to the Receivables Purchase Agreement and the exhibits thereto as amended hereby.

          ARTICLE IV.    Condition Precedent.

          The amendment to the Receivables Purchase Agreement set forth in Article I hereof shall become effective upon the execution and delivery of this Amendment by each of the parties hereto.

          ARTICLE V.     Governing Law.

          This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

          ARTICLE VI.    Counterparts.

          This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing such counterpart.

          IN WITNESS WHEREOF, each of the parties hereto have caused a counterpart of this Amendment to be duly executed as of the date first above written.

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FORM 10-Q

Exhibit 2.1(i)   (continued)



                         DELAWARE FUNDING CORPORATION

                         by:  Morgan Guaranty Trust Company
                              of New York (as successor to
                                J.P. Morgan Delaware),
                                as attorney-in-fact
                                for Delaware Funding
                                Corporation


                         by: /s/ Robert S. Jones
                            Authorized Signatory

                                 Vice President
                            Title



                         CONE MILLS CORPORATION


                         by: /s/ David E. Bray
                            Authorized Signatory

                                 Treasurer
                            Title


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